UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

INFINITY, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-17204	84-1070066
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 W. Main Street, Suite C Chanute, Kansas (Address of principal executive offices)	66720 (Zip Code)

Registrant’s telephone number, including area code: (620) 431-6200

TABLE OF CONTENTS

Page

Item 8.01. Other Events.	1

Signature

Item 8.01.  Other Events.

On February 25, 2005, Infinity called for redemption $8,173,000 aggregate principal amount of its 7% Subordinated Convertible Notes due 2007 in accordance with the provisions of the indenture governing the notes. The redemption will occur on April 22, 2005 at a price equal to 102.8% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinity, Inc.

Date: February 25, 2005	By:	/s/ James A. Tuell
James A. Tuell
Senior Vice President

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